UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2007

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2007, the board of directors of Harvest Natural Resources, Inc., a Delaware corporation (the "Company") approved the amendment and restatement of its Second Amended and Restated Rights Agreement, dated April 15, 2005, with Wells Fargo Bank, N.A., as Rights Agent. The effect of the Amendment is to (a) permit Mohnish Pabrai, together with his affiliates and associates, to be the beneficial owner of up to 16.5% of the Company’s common stock; (b) permit the Board of Directors to make exceptions to the definition of "Acquired Person" from time to time when the Company becomes aware that someone, together with his or its affiliates and associates, has become the beneficial owner of 15% or more of the Company’s common stock; (c) clarify the definition of "Shares Acquisition Date" to provide that a "public announcement" of a person’s having become an Acquiring Person shall not include any filing made under Section 13(f) or Section 16 of the Securities Exchange Act of 1934; (d) eliminate any requirement that the Company distribute rights certificates to the rights holders as a result of Mr. Pabrai’s having become an Acquiring Person before the date of the Amendment; and (e) eliminate any requirement that the Company provide for, or that any rights holders have, the right to purchase the Company’s common stock at a discount as a result of Mr. Pabrai’s having become an Acquiring Person before the date of the Amendment.

The amendment and restatement will be called the Third Amended and Restated Rights Agreement dated August 23, 2007, and will be filed as an exhibit to an amendment to the Company’s Form 8-A, to be filed with the Securities and Exchange Commission.

Item 3.03 Material Modifications to Rights of Security Holders.

The information included under Item 1.01 of this report is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Set forth below is information regarding the Company’s recent purchases of shares of its common stock.

Period: July 30, 2007 through August 22, 2007
Total Number of Shares Purchased: 2,288,600
Average Price Paid Per Share: $11.0133*
Total Number of Shares Purchased as Part of Publicly Announced Plan or Program**: 2,288,600
Approximate Dollar Value of Shares that May Yet Be Purchased Under the Plan or Program***: $24,794,944.60

* Includes commissions. Average price paid per share net of commissions is $10.9792.
** On June 25, 2007, the Company announced that its board of directors had authorized the purchase of up to $50,000,000 of its common stock from time to time.
*** Including commissions.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

August 29, 2007	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel